            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. - Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

-------------------------------------------------------------     -----------------------------------------------------------------
                                        Give the                                                             Give the EMPLOYER
For this type of account:               SOCIAL SECURITY           For this type of account:                  IDENTIFICATION
                                        number of--                                                          number of---
-------------------------------------------------------------     -----------------------------------------------------------------
1. An individual's account             The individual              6. A valid trust, estate or pension       The legal entity (Do
                                                                      trust                                  not furnish the
2. Two or more individuals (joint      The actual owner or                                                   identifying number
   account)                            the account, or if                                                    of the personal
                                       combined funds, any                                                   representative or
                                       one of the                                                            trustee unless the
                                       individuals(1)                                                        legal-entity itself is
3. Custodian account of a minor        The minor(2)                                                          designated in the
   (Uniform Gift to Minors Act)                                                                              account title.)(4)

4.a. The usual revocable savings       The grantor-                7. Corporate                              The corporation
     trust account (grantor is also    trustee(1)
     trustee)                                                      8. Religious, charitable or               The organization
  b. So-called trust account that is   The actual owner(1)            educational organization
     not a legal or valid trust under                                 account
     State law
                                                                   9. Partnership                            The partnership
5.  Sole proprietorship account        The owner(3)               10. Association, club or other tax-        The organization
                                                                      exempt organization
                                                                  11. A broker or registered nominee         The broker or
                                                                                                             nominee
                                                                  12. Account with the Department of         The public entity
                                                                      Agriculture in the name of a
                                                                      public entity (such as a State or
                                                                      local government, school
                                                                      district, or prison) that receives
                                                                      agricultural program payments.
====================================================================================================================================

(1)  List first and circle the name of the person whose number you furnish.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) Show the individual name, but may also enter the business or "doing business as" name. Use either individual's social security number or employer identification number.
(4) List first and circle the name of the legal trust, estate, or pension trust.
Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9

                                    Page 2

Obtaining a Number

If you don't have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding

Payees specifically exempted from backup withholding on ALL payments including the following:

     .    A Corporation.
     .    A financial institution.
     . An organization exempt from tax under Section 501(a), or an individual retirement plan, or a custodial account under Section 403(b)(7).
     .    The United States or any agency or instrumentality thereof.
     . A state, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
     . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
     .    An international organization or any agency or instrumentality thereof.
     . A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.
     .    A real estate investment trust.
     .    A common trust fund operated by a bank under Section 584(a).
     .    A trust exempt from tax under Section 664 or described in Section
          4947.
     . An entity registered at all times during the tax year under the Investment Company Act of 1940.
     .    A foreign central bank of issue.
     . A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc. Nominee List.
     . A futures commission merchant registered with the Commodity Futures Trading Commission.

  Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

     .    Payments to nonresident aliens subject to withholding under Section
          1441.
     . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
     . Payments of patronage dividends where the amount received is not paid in money.
     .    Payments made by certain foreign organizations.

  Payments of interest not generally subject to backup withholding include the following:

     . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

     . Payments of tax-exempt interest (including exempt-interest dividends under Section 852).
     .    Payments described in Section 6049(b)(5) to non-resident aliens.
     .    Payments on tax-free covenant bonds under Section 1451.
     .    Payments made by certain foreign organizations.
     .    Mortgage interest paid by you.

Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FILE SUBSTITUTE FORM W-9 WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM. If you are a nonresident alien not subject to backup withholding, submit a completed Form W-8, Certificate of Foreign Status.

  Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholdings. For details, see Sections 6041, 6041(A)(a), 6042, 6044, 6045, 6049, 6050A and 6050N, and the regulations thereunder.

Privacy Act Notice.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of certain taxable payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information with Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines, and/or imprisonment.

(4) Misuse of Tins.--If the requester discloses or uses the Tins in violation of Federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.